Morgan Stanley Insured Municipal Bond Trust
                          Item 77(O) 10F-3 Transactions
                        November 1, 2004 - April 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 Lower  11/24    -     $102.4 $125,49  1,000,    0.80%  1.01%   Bear,    Bear
Colora   /04             2     0,000     000                    Stearn  Stearn
  do                                                             s &       s
 River                                                           Co.
Author                                                           Inc,
  ity                                                           Lehman
                                                                Brothe
                                                                  rs
                                                                Inc.,
                                                                Morgan
                                                                Stanle
                                                                  y,
                                                                 A.G.
                                                                Edward
                                                                 s &
                                                                Sons,
                                                                Inc.,
                                                                JPMorg
                                                                 an,
                                                                 Apex
                                                                Pryor
                                                                Securi
                                                                ties,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                First
                                                                Southw
                                                                 est
                                                                Compan
                                                                 y ,
                                                                Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.,
                                                                 UBS
                                                                Financ
                                                                 ial
                                                                Servic
                                                                  es
                                                                 Inc.